UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

Primo Water Corporation
(Exact name of registrant as specified in its charter)

Ontario	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Assembly Dr. Suite 800 Tampa, Florida, United States (Address of Principal Executive Offices)	33607 (Zip Code)

Registrant’s telephone number, including area code:          (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2023, Primo Water Corporation (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Legion Partners Holdings, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Christopher S. Kiper and Raymond T. White (collectively, “Legion”).

Pursuant to the Agreement, the Company appointed Derek R. Lewis and Lori T. Marcus (each a “New Director” and together, the “New Directors”) to the Company’s board of directors (the “Board”). Concurrently with their appointment to the Board, Mr. Lewis also joined the ESG and Nominating Committee of the Board and Ms. Marcus joined the Human Resources and Compensation Committee of the Board. Additionally, the Company agreed to nominate the New Directors for election at the Company’s 2023 annual and special meeting of shareowners (the “Annual Meeting”). Pursuant to the Agreement, two of the incumbent directors, Gregory Monahan and Eric Rosenfeld, will not stand for re-election at the Annual Meeting.

Effective upon execution of the Agreement, the Board amended the Company’s Amended and Restated By-Law No. 1 (as amended and restated, the “Second Amended and Restated By-Laws”) to (i) clarify that director questionnaires submitted by nominating shareowners will request only information required by applicable law to be disclosed to shareowners and (ii) remove the ability of the Company to request certain additional information from nominating shareowners, including as to the qualifications, experience, economic or voting interest and independence of any shareowner nominee. The  Second Amended and Restated By-Laws will continue to be effective until the Annual Meeting (unless earlier amended by the Board), at which shareowners will be asked to consider and approve the Second Amended and Restated By-Laws. The full text of the Second Amended and Restated By-Laws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement, Legion has withdrawn its nomination notice for the Annual Meeting and stopped pursuing its complaints and requests for relief to the Ontario Securities Commission and the Toronto Stock Exchange. With respect to each annual or special meeting of the Company’s shareowners during the term of the Agreement, Legion has agreed to vote its common shares in accordance with the Board’s recommendations on director election proposals and all other proposals that may be the subject of shareowner action, except that Legion may vote in its discretion on extraordinary transactions and, other than with respect to certain proposals specified in the Agreement, in accordance with the recommendations of Institutional Shareholder Services, Inc. or Glass Lewis & Co. if either of them recommends differently from the Board. Further, Legion and the Company have agreed to a general release of claims against each other with respect to claims arising on or prior to the date of the Agreement. The Company agreed to pay Legion US$1,625,000 in exchange for the release from Legion as set forth in the Agreement. During the term of the Agreement, the Company and Legion have agreed that they will not disparage each other or initiate any litigation against each other.

Legion has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) soliciting proxies, (ii) seeking to add or remove directors or make director nominations, (iii) purchasing or otherwise acquiring ownership of any securities of the Company such that Legion owns more than 9.99% of the Company’s voting securities, (iv) selling or offering to sell any securities of the Company to any third party that would result in such third party owning more than 4.9% of the Company’s voting securities or would increase the ownership of any third party that owns more than 4.9% of voting securities, (v) initiating, facilitating or participating in certain material transactions involving the Company, (vi) taking actions to control, change or influence the Board, Company management or the direction of certain Company matters, and (vii) exercising certain shareowner rights.

The Agreement will terminate upon the day that is 30 days prior to the deadline for the submission of shareowner nominations of directors for the Company’s 2024 annual meeting of shareowners. Further, the Agreement will terminate upon the public announcement by the Company of entry into an extraordinary transaction that was not encouraged, facilitated or solicited by Legion.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on May 3, 2023, the Company appointed the New Directors to the Board, with Mr. Lewis joining the ESG and Nominating Committee of the Board and Ms. Marcus joining the Human Resources and Compensation Committee of the Board. The New Directors will receive the Company’s standard compensation for non-employee directors, as described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 31, 2023, as may be amended or supplemented from time to time.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between either of the New Directors and any other person pursuant to which he or she was selected as a director. Neither New Director is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On May 3, 2023, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated By-Law No. 1 of Primo Water Corporation, dated May 3, 2023.
10.1
Cooperation Agreement, dated May 3, 2023, by and among Primo Water Corporation, Legion Partners Holdings, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Christopher S. Kiper and Raymond T. White.

99.1	Press Release of Primo Water Corporation, dated May 3, 2023 (furnished herewith).
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)

May 3, 2023

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary